Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the use in this Registration Statement, relating to 1,717,426 shares of common stock, of Vicom, Incorporated (Company) on Form S-1 of our reports as follows:

         Independent Auditor's Report on Vicom, Incorporated and Subsidiaries, dated February 15,2001.

         Independent Auditor's Report - Supplementary Information on Vicom, Incorporated and Subsidiaries, dated February 15, 2001.

         All the above reports appear in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                            Lurie Besikof Lapidus & Company, LLP


Minneapolis, Minnesota
August 15, 2001